Exhibit 4.1.10

CSX CORPORATION

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

Trustee

NINTH SUPPLEMENTAL INDENTURE

Dated as of February 12, 2019

TABLE OF CONTENTS

		PAGE
ARTICLE 1
RELATION TO INDENTURE; DEFINITIONS

Section 1.01.	Relation to Indenture.	1
Section 1.02.	Definitions	2

ARTICLE 2
SCOPES OF APPLICABILITY

Section 2.01.	Applicability of this Ninth Supplemental Indenture.	2
Section 2.02.	Ninth Supplemental Indenture Shall Govern	2

ARTICLE 3
AMENDMENTS

Section 3.01.	Notice of Redemption	2

ARTICLE 4
MISCELLANEOUS PROVISIONS

Section 4.01.	Incorporation of Indenture	3
Section 4.02.	Governing Law	3
Section 4.03.	Counterparts	3
Section 4.04.	Separability Clause	3
Section 4.05.	Successors and Assigns	3
Section 4.06.	Benefits of Ninth Supplemental Indenture	3

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NINTH SUPPLEMENTAL INDENTURE dated as of February 12, 2019 between CSX Corporation, a Virginia corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon, formerly The Bank of New York, successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), a New York banking corporation, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered (i) to the The Bank of New York Mellon (the “Prior Trustee”) a certain indenture, dated as of August 1, 1990 and supplemented by the First Supplemental Indenture dated as of June 15, 1991, the Second Supplemental Indenture dated as of May 6, 1997, the Third Supplemental Indenture dated as of April 22, 1998, the Fourth Supplemental Indenture dated as of October 30, 2001, the Fifth Supplemental Indenture dated as of October 27, 2003, the Sixth Supplemental Indenture dated as of September 23, 2004, the Seventh Supplemental Indenture dated as of April 25, 2007, and (ii) to the Trustee, the Eighth Supplemental Indenture, dated as of March 24, 2010 (the indenture, as so supplemented and as further supplemented herein, is herein called the “Indenture”), pursuant to which one or more series of unsecured notes, debentures, securities or other evidences of indebtedness of the Company (herein called the “Securities”) may be issued from time to time;

WHEREAS, Section 901(5) of the Indenture provides that the Company, when authorized by a Board Resolution, and the trustee under the Indenture (the “Trustee”) may at any time and from time to time enter into one or more indentures supplemental to the Indenture for the purpose, among other things, of (i) establishing the form or terms of Securities of any series and any related coupons as permitted by Sections 201 and 301 of the Indenture or (ii) making any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect;

WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Ninth Supplemental Indenture to amend and supplement the Indenture in certain respects only with respect to Securities of any and all series issued on or after the date hereof and not with respect to any outstanding Securities issued prior to the date hereof; and

WHEREAS, all things necessary to make this Ninth Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

NOW, THEREFORE, THIS NINTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities of any and all series established on or after the date hereof, as follows:

ARTICLE 1

RELATION TO INDENTURE; DEFINITIONS

Section 1.01.    Relation to Indenture. This Ninth Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.02.    Definitions. For all purposes of this Ninth Supplemental Indenture:

(a)    Capitalized terms used herein without definition shall have the meanings specified in the Indenture, unless otherwise defined in this Ninth Supplemental Indenture, in which case definitions set forth in this Ninth Supplemental Indenture shall govern; and

(b)    The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Ninth Supplemental Indenture.

ARTICLE 2

SCOPES OF APPLICABILITY

Section 2.01.    Applicability of this Ninth Supplemental Indenture. The provisions of this Ninth Supplemental Indenture shall be applicable, and the Indenture is hereby amended and supplemented as specified herein, with respect to any Securities issued on or after the date hereof and not with respect to any outstanding Securities issued prior to the date hereof.

Section 2.02.    Ninth Supplemental Indenture Shall Govern. In the event of a conflict between any provisions of the Indenture and this Ninth Supplemental Indenture, the relevant provision or provisions of this Ninth Supplemental Indenture shall govern.

ARTICLE 3

AMENDMENTS

Section 3.01.    Notice of Redemption. Section 1104 of the Indenture is amended by replacing such Section in its entirety to read as follows:

Notice of redemption shall be given in the manner provided in Section 106 to the Holders of Securities initially issued prior to February 12, 2019, to be redeemed not less than 30 days nor more than 60 days (or in the case of Securities initially issued on or after February 12, 2019, not less than 10 days nor more than 60 days) prior to the Redemption Date.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price,

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(3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

(4) that on the Redemption Date, the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5) the place or places which must include the applicable Place or Places of Payment where such Securities, together on the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price, and

(6) that the redemption is for a sinking fund, if such is the case.

A notice of redemption published as contemplated by Section 106 need not identify particular Registered Securities to be redeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

ARTICLE 4

MISCELLANEOUS PROVISIONS

Section 4.01.    Incorporation of Indenture. All provisions of this Ninth Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this Ninth Supplemental Indenture, shall be read, taken and construed as one and the same instrument and shall be binding upon all the Holders of the Securities.

Section 4.02.    Governing Law. This Ninth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.03.    Counterparts. This Ninth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 4.04.    Separability Clause. In case any provision of this Ninth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.05.    Successors and Assigns. All covenants and agreements in this Ninth Supplemental Indenture by the Company and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 4.06.    Benefits of Ninth Supplemental Indenture. Nothing in this Ninth Supplemental Indenture, express or implied, shall give any person, other than the parties hereto and their successors hereunder and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Ninth Supplemental Indenture. Except as expressly supplemented or amended as set forth in this Ninth Supplemental Indenture, the Indenture is hereby ratified and confirmed, and all the terms, provisions and conditions thereof shall be and continue in full force and effect. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Ninth Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture as amended and supplemented by this Ninth Supplemental Indenture.

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IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Ninth Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

CSX CORPORATION

By:	/s/ Sean Pelkey
Name: Sean Pelkey
Title: VP and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY N.A., as Trustee,

By:	/s/ Karen Yu
Name: Karen Yu
Title: Vice President